REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM ON INTERNAL CONTROL


To the Board of Managers and
Members of Center Coast
Core MLP Fund I, LLC.

In planning and performing our
audit of the financial statements
of Center Coast Core MLP Fund I,
LLC (the Fund) as of November 30,
2013 and for the year then ended,
in accordance with the standards
of the Public Company Accounting
Oversight Board (United States)
(the PCAOB), we considered its
internal control over financial
reporting, including control
activities for safeguarding
securities, as a basis for
designing our auditing procedures
for the purpose of expressing
our opinion on the financial
statements and to comply with
the requirements of Form NSAR,
but not for the purpose of
expressing an opinion on the
effectiveness of the Funds
internal control over financial
reporting. Accordingly, we
express no such opinion.

The management of the Fund is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. A funds
internal control over financial
reporting is a process designed
to provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial
statements for external purposes
in accordance with generally
accepted accounting principles
(GAAP). A funds internal control
over financial reporting includes
those policies and procedures that
(1) pertain to the maintenance of
records that, in reasonable detail,
accurately and fairly reflect the
transactions and dispositions of
the assets of the fund,
(2) provide reasonable
assurance that transactions are
recorded as necessary to permit
preparation of financial
statements in accordance with
GAAP, and that receipts and
expenditures of the fund are
being made only in accordance
with authorizations of
management and directors of
the fund, and (3) provide
reasonable assurance regarding
prevention or timely detection
of unauthorized acquisition,
use or disposition of a funds
assets that could have a
material effect on the
financial statements.

Because of its inherent
limitations, internal control
over financial reporting may not
prevent or detect misstatements.
Also, projections of any
evaluation of effectiveness to
future periods are subject to
the risk that controls may become
inadequate because of changes
in conditions or that the
degree of compliance with the
policies or procedures may
deteriorate.

A deficiency in internal
control over financial reporting
exists when the design or
operation of a control does not
allow management or employees,
in the normal course of
performing their assigned
functions, to prevent or detect
misstatements on a timely basis.
A material weakness is a
deficiency, or combination of
deficiencies, in internal control
over financial reporting, such
that there is a reasonable
possibility that a material
misstatement of the Funds
annual or interim financial
statements will not be prevented
or detected on a timely basis.


Our consideration of the Funds
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal control
that might be material weaknesses
under standards established by
the Public Company Accounting
Oversight Board (United States).
However, we noted no deficiencies
in the Funds internal control
over financial reporting and
its operation, including controls
over safeguarding securities,
that we consider to be a material
weakness as defined above as of
November 30, 2013.

This report is intended solely
for the information and use of
management and the Board of
Managers of Center Coast Core
MLP Fund I, LLC and the
Securities and Exchange
Commission and is not intended
to be and should not be used
by anyone other than these
specified parties.



/s/ Rothstein Kass


Roseland, New Jersey
January 27, 2014